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                                  EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference into the Registration Statement on Form S-8 of Brokat Aktiengesellschaft ("Brokat") (Registration No. 333-47866) and into the Registration Statement on Form S-8 of Brokat (Registration No. 333-45594) of our report dated April 19, 2000, except for Note 15 as to which the date is June 20, 2000 relating to the consolidated financial statements of Blaze Software, Inc., which appears in this Form 6-K.

/s/ PricewaterhouseCoopers LLP


San Jose, California
November 14, 2000